Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of July 11, 2012, by and among ENERGY & EXPLORATION PARTNERS, LLC, a Delaware limited liability company (“Borrower”), the Lenders (defined below) party hereto and GUGGENHEIM CORPORATE FUNDING, LLC, as administrative agent under the Credit Agreement (defined below) (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and the lenders party thereto from time to time (the “Lenders”) entered into that certain Credit Agreement dated as of June 26, 2012 (as amended, modified or restated from time to time, the “Credit Agreement”);

WHEREAS, Borrower, Administrative Agent and the Lenders party hereto desire to amend the Credit Agreement as set forth herein; and

WHEREAS, Borrower, Administrative Agent and the Lenders party hereto, subject to the terms and conditions set forth herein, have agreed to so amend the Credit Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

SECTION 1. Terms Defined in Credit Agreement. As used in this Amendment, except as may otherwise be provided herein, all capitalized terms that are defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

SECTION 2. Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in proper alphabetical order:

“AMI 2 Agreement” means that certain AMI Agreement Woodbine Phase II Area, dated effective as of January 1, 2012, by and between Halcón Energy Properties, Inc. and Borrower, as the same may be amended from time to time upon prior written notice to and consent of Administrative Agent; provided, however, that such consent shall not be required for any amendment that (a) does not amend any financial or economic terms of the AMI 2 Agreement and (b) is not adverse to the Lenders.

“AMI 2 Account” means bank account number 650052833 of Borrower at Frost Bank.

(b) The definition of “Cash Receipts” in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“Cash Receipts” means all Cash or Cash Equivalents received by or on behalf of a Credit Party with respect to the following: (a) sales of Hydrocarbons from the Oil and Gas Properties of such Credit Party (including Other Owner Cash Receipts), (b) cash representing operating revenue earned or to be earned by such Credit Party, (c) any net proceeds from Swap Agreements, and (d) any other Cash or Cash Equivalents received from whatever source; provided that, the following shall not constitute “Cash Receipts”: (i) Casualty Proceeds (except to the extent provided in Section 7.3), (ii) proceeds from asset sales and dispositions permitted by Section 6.7 (other than 6.7(a)), (iii) proceeds from any Permitted IPO or other capital raised resulting from the issuance of equity securities by the Borrower, (iv) advances under the Loans, and (v) Cash or Cash Equivalents received from Halcón Energy Properties, Inc. to fund Acquisition Costs (as defined in the AMI 2 Agreement) pursuant to Section 4(a) of the AMI 2 Agreement received prior to the closing of such acquisition or that are Advanced Funds (as defined in the AMI 2 Agreement).

(c) The following proviso is added to the end of Section 5.10 of the Credit Agreement:

“provided, however, that with respect to any Oil and Gas Properties acquired pursuant to the AMI 2 Agreement, this Section 5.10 shall only apply to the Credit Parties’ interest in such Oil and Gas Properties after giving effect to all assignments to HALCÓN (as defined in the AMI 2 Agreement) required under the AMI 2 Agreement.”

(d) Section 5.14 of the Credit Agreement is amended and restated in its entirety as follows:

“5.14 Deposit Accounts. In the event that any Credit Party establishes a deposit account other than the Lockbox Account, Equity Account, Operating Account, or AMI 2 Account, such Credit Party will, prior to transferring any funds to such account, execute a Deposit Account Control Agreement and grant in favor of Administrative Agent all the rights necessary to deposit, withdraw or otherwise manage and control the deposit account.”

(e) Section 6.7(d) of the Credit Agreement is amended and restated in its entirety as follows:

“(d) dispositions of Properties pursuant to the Eaglebine Agreement or AMI 2 Agreement,”

(f) The proviso at the end of the first sentence of Section 6.16 of the Credit Agreement is amended and restated in its entirety as follows:

“provided, however, that Section 6.16(b) shall not apply to (i) any Oil and Gas Properties acquired by Borrower in the AMI (as defined in the Eaglebine Agreement) pursuant to Section 2 of the Eaglebine Agreement on or prior to August 31, 2012, and sold and conveyed (pursuant to the terms of the Eaglebine Agreement) to Buyer (as defined in the Eaglebine Agreement) on or prior to August 31, 2012, (ii) any Oil and Gas Properties acquired by Borrower in the AMI (as defined in the AMI 2 Agreement) pursuant to Section 5(a) of the AMI 2 Agreement exclusively with Advanced Funds in the AMI 2 Account pursuant to the terms of the AMI 2 Agreement, and (iii) any Oil and Gas Properties acquired by Borrower in the AMI (as defined in the AMI 2 Agreement) for which HALCÓN (as defined in the AMI 2 Agreement) funds 100% of the Acquisition Costs (as defined in the AMI 2 Agreement) prior to the closing of such acquisition pursuant to Section 4(a) of the AMI 2 Agreement.”

(g) The Credit Agreement is amended by adding a new Section 6.21 to read as follows:

“6.21 AMI 2 Account. Notwithstanding anything in this Agreement to the contrary, in no event shall any Credit Party transfer any funds, Cash, Cash Equivalents or other asset to the AMI 2 Account or permit any Cash Receipts to be deposited into the AMI 2 Account.”

SECTION 3. Conditions of Effectiveness. The obligation of Administrative Agent and the Lenders party hereto to amend the Credit Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

(a) Borrower and the Required Lenders shall have delivered to Administrative Agent multiple duly executed counterparts of this Amendment;

(b) Administrative Agent shall have received a fully executed copy of the AMI 2 Agreement (as defined in Section 2(a) of this Amendment) and all schedules, exhibits and annexes thereto;

(c) no Material Adverse Effect shall have occurred;

(d) no Default or Event of Default shall have occurred or be continuing; and

(e) Administrative Agent shall have received all fees and expenses provided in Section 6 hereof.

SECTION 4. Representations and Warranties. Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that Administrative Agent and the Lenders are relying on the following representations and warranties in executing this Amendment, as follows:

(a) It has the organizational power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b) The Credit Agreement, as amended hereby, the Credit Documents and each and every other document executed and delivered in connection therewith or herewith, to which it is a party, constitute the legal, valid and binding obligation of it, enforceable against it in accordance with their respective terms.

(c) This Amendment does not and will not violate any provisions of any of Borrower’s Organizational Documents or any contract, agreement, instrument or requirement of any Governmental Authority to which it is subject. Its execution of this Amendment will not result in the creation or imposition of any lien upon any of its properties other than those permitted by the Credit Agreement, as amended hereby.

(d) Execution, delivery and performance of this Amendment does not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

(e) No Default or Event of Default will exist, and all of the representations and warranties contained in the Credit Agreement, as amended hereby, and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date other than those which have been disclosed to Administrative Agent in writing (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct in all material respects as of such earlier or other date).

(f) Except to the extent expressly set forth herein to the contrary, nothing in this Section 4 is intended to amend any of the representations or warranties contained in the Credit Agreement, as amended hereby, or the Credit Documents.

SECTION 5. Reference to and Effect on the Agreement.

(a) Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 6. Cost, Expenses and Taxes. Borrower agrees, in connection with this Amendment, to make all payments required under Section 10.2 of the Credit Agreement pursuant to the terms thereof.

SECTION 7. Extent of Amendment. Except as otherwise expressly provided herein, the Credit Agreement, as amended hereby, and the other Credit Documents are not amended, modified or affected by this Amendment. Borrower hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Credit Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral is unimpaired by this Amendment.

SECTION 8. Grant and Affirmation of Security Interest. Borrower hereby confirms and agrees that any and all Liens or Collateral now or hereafter held by Administrative Agent, for the benefit of and as representative of the Lenders, as security for payment and performance of the Obligations, are hereby renewed and carried forth to secure payment and performance of all of the Obligations.

SECTION 9. Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and the Lenders to enter into this Amendment, Borrower represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of Borrower or any Guarantor to Administrative Agent or any Lender.

SECTION 10. Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that federal laws of the United States of America apply.

SECTION 12. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 13. NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE CREDIT DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THE CREDIT AGREEMENT, AS AMENDED HEREBY,

AND THE OTHER WRITTEN CREDIT DOCUMENTS EXECUTED BY BORROWER, ADMINISTRATIVE AGENT AND/OR ANY LENDER PARTY TO THE CREDIT AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the day and year first above written.

BORROWER:

ENERGY & EXPLORATION PARTNERS, LLC,

a Delaware limited liability company

By:	/s/ Hunt Pettit
Hunt Pettit
President, Secretary and Treasurer

Signature Page to First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

GUGGENHEIM CORPORATE FUNDING, LLC,

a Delaware limited liability company,

as Administrative Agent

By:	/s/ William Hagner
Name:	William Hagner
Title:	Senior Managing Director

LENDERS:

GUGGENHEIM ENERGY OPPORTUNITIES FUND, LP,

By: GUGGENHEIM INVESTMENT MANAGEMENT, LLC,

its Investment Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

NZC GUGGENHEIM FUND LLC,

By: GUGGENHEIM INVESTMENT MANAGEMENT, LLC,

its Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

SBC FUNDING, LLC,

By: GUGGENHEIM INVESTMENT MANAGEMENT, LLC,

its Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

GUGGENHEIM LIFE AND ANNUITY COMPANY,

By: GUGGENHEIM PARTNERS ASSET MANAGEMENT, LLC,

its Manager

By:	/s/ Michael Damaso
Name:	Michael Damaso
Title:	Senior Managing Director

Signature Page to First Amendment to Credit Agreement